Exhibit 99.1

Blue Nile Announces Second Quarter 2013 Financial Results

Second Quarter Sales Increased 18.7% to $108.0 million
Second Quarter Earnings Per Diluted Share Total $0.17
President and CEO Harvey Kanter to Succeed Mark Vadon as Chairman on December 31, 2013

SEATTLE, August 1, 2013 -- Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its second quarter ended June 30, 2013.
Net sales increased 18.7% to $108.0 million for the second quarter ended June 30, 2013 compared to $91.0 million for the second quarter ended July 1, 2012. Operating income for the quarter totaled $3.4 million, representing an operating margin of 3.2% of net sales. Net income totaled $2.2 million, or $0.17 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $5.5 million. For the trailing twelve month period ended June 30, 2013, net cash provided by operating activities totaled $26.1 million compared to $18.7 million for the trailing twelve month period ended July 1, 2012. For the trailing twelve month period ended June 30, 2013, non-GAAP free cash flow totaled $22.9 million, as compared to $15.6 million for the trailing twelve month period ended July 1, 2012.
"We are excited to have achieved double digit revenue growth in the second quarter of 2013 across the three main categories of our business: U.S. engagement, U.S. non-engagement and international," said Harvey Kanter, President and Chief Executive Officer. "This represents the fifth consecutive quarter of double digit growth and further demonstrates our position as a leading global retailer of high-quality diamonds and fine jewelry. We continue to provide our customers with a superior shopping experience, unparalleled value proposition, and top-notch customer service. We are also excited by our ongoing development of compelling website features that will be dynamically available across all devices.”
The company also announced that founder Mark Vadon will step down from his role as chairman and director of the board effective December 31, 2013. Blue Nile President and CEO Harvey Kanter will assume the role of chairman. The board will continue to have a lead independent director.
“Founding and being a part of Blue Nile for the past 14 years has been a great honor, and I am tremendously proud of the entire team for fostering our culture of innovation and obsession over each and every customer,” said Blue Nile Chairman and Founder Mark Vadon. “After working with Harvey and his leadership team over the last year and seeing the impressive growth trajectory of the business, the entire board and I feel confident passing the chairmanship to Harvey to continue to build a global consumer brand.”
“Mark revolutionized the diamond industry and founded Blue Nile on the principle that there is a better way to buy diamonds and fine jewelry by offering unique online tools, high quality diamonds, and incredible values,” Kanter said. “That is and will always be his legacy, and the company will continue to execute his vision and bring the Blue Nile advantage to consumers.”

Highlights

•	U.S. engagement net sales for the second quarter 2013 increased 22.0% to $63.9 million, compared to $52.4 million for the second quarter of 2012.

•	U.S. non-engagement net sales for the second quarter 2013 increased 11.3% to $27.0 million, compared to $24.2 million for the second quarter of 2012.

•
International net sales for the second quarter 2013 were $17.1 million, compared to $14.4 million for the second quarter 2012, an increase of 19.1%. Excluding the impact from changes in foreign exchange rates, international net sales increased 20.6%.

•	Gross profit for the second quarter 2013 totaled $20.1 million. As a percent of net sales, gross profit was 18.6% compared to 18.9% for the second quarter of 2012.

•
Selling, general and administrative expenses for the second quarter 2013 were $16.7 million, compared to $14.9 million in the second quarter of 2012. Selling, general and administrative expenses includes stock-based compensation expense of $1.3 million for the second quarter in 2013 and 2012.

•	Earnings per diluted share for the second quarter 2013 included stock based compensation expense of $0.07 compared to $0.06 for the second quarter of 2012.

•	At the end of the second quarter 2013, cash and cash equivalents totaled $47.3 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of August 1, 2013. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the third quarter of 2013 (Quarter Ending September 29, 2013):

•	Net sales are expected to be between $96 million and $100 million.

•	Earnings per diluted share are projected at $0.13 to $0.17.
Expectations for the fiscal year 2013 (Year Ending December 29, 2013):

•	Net sales are expected to be between $440 million and $470 million.

•	Earnings per diluted share are projected at $0.75 to $0.85.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 30, 2012. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which we expect to file with the Securities and Exchange Commission on or before August 9, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call

Blue Nile will host a conference call to discuss its second quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	June 30, 2013	July 1, 2012
Net income	$2,206	$1,578
Income tax expense	1,266	858
Other income, net	(60)	(112)
Depreciation and amortization	791	867
Stock-based compensation	1,287	1,284
Non-GAAP adjusted EBITDA	$5,490	$4,475

	Year to date ended	Year to date ended
	June 30, 2013	July 1, 2012
Net income	$3,038	$1,732
Income tax expense	1,736	976
Other income, net	(204)	(165)
Depreciation and amortization	1,568	1,763
Stock-based compensation	2,451	2,454
Non-GAAP adjusted EBITDA	$8,589	$6,760

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	June 30, 2013	July 1, 2012
Net cash provided by operating activities	$10,327	$5,517
Purchases of fixed assets, including internal-use
software and website development	(1,290)	(725)
Non-GAAP free cash flow	$9,037	$4,792

	Twelve months ended	Twelve months ended
	June 30, 2013	July 1, 2012
Net cash provided by operating activities	$26,122	$18,691
Purchases of fixed assets, including internal-use
software and website development	(3,231)	(3,128)
Non-GAAP free cash flow	$22,891	$15,563

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended June 30, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	19.1%	(1.5)%	20.6%
Quarter ended July 1, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	12.6%	(3.7)%	16.3%

Year to date ended June 30, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.0%	(1.3)%	23.3%
Year to date ended July 1, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(1.7)%	12.5%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2013	December 30, 2012	July 1, 2012
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,314	$87,017	$53,700
Trade accounts receivable	2,544	2,578	1,500
Other accounts receivable	830	907	742
Inventories	31,561	33,270	26,778
Deferred income taxes	722	926	532
Prepaids and other current assets	1,294	1,229	873
Total current assets	84,265	125,927	84,125
Property and equipment, net	8,361	7,876	8,028
Intangible assets, net	166	195	224
Deferred income taxes	8,308	7,786	7,841
Note receivable	2,000	2,000	2,000
Other investments	2,000	2,000	2,000
Other assets	197	117	150
Total assets	$105,297	$145,901	$104,368
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,664	$116,209	$62,302
Accrued liabilities	8,032	12,439	7,597
Current portion of long-term financing obligation	60	60	59
Current portion of deferred rent	282	246	212
Total current liabilities	86,038	128,954	70,170
Long-term financing obligation, less current portion	595	625	655
Deferred rent, less current portion	2,344	2,188	1,982
Other long-term liabilities	26	25	—
Stockholders’ equity:
Common stock	21	21	21
Additional paid-in capital	200,321	197,282	192,579
Accumulated other comprehensive loss	(111)	(100)	(170)
Retained earnings	85,921	82,883	76,223
Treasury stock	(269,858)	(265,977)	(237,092)
Total stockholders’ equity	16,294	14,109	31,561
Total liabilities and stockholders’ equity	$105,297	$145,901	$104,368

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net sales	$108,014	$90,981	$205,125	$174,084
Cost of sales	87,917	73,790	167,382	141,615
Gross profit	20,097	17,191	37,743	32,469
Selling, general and administrative expenses	16,685	14,867	33,173	29,926
Operating income	3,412	2,324	4,570	2,543
Other income, net
Interest income, net	22	45	64	85
Other income, net	38	67	140	80
Total other income, net	60	112	204	165
Income before income taxes	3,472	2,436	4,774	2,708
Income tax expense	1,266	858	1,736	976
Net income	$2,206	$1,578	$3,038	$1,732
Basic net income per share	$0.18	$0.11	$0.24	$0.13
Diluted net income per share	$0.17	$0.11	$0.24	$0.12

Shares used for computation (in thousands):
Basic	12,411	13,787	12,447	13,820
Diluted	12,628	13,896	12,660	14,032

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	June 30, 2013	July 1, 2012
Operating activities:
Net income	$3,038	$1,732
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,568	1,763
Loss on disposal of property and equipment	—	24
Stock-based compensation	2,491	2,514
Deferred income taxes	(318)	1,369
Tax deficiency from exercise of stock options	(12)	(1,803)
Excess tax benefit from exercise of stock options	(39)	(8)
Changes in assets and liabilities:
Receivables	111	2,625
Inventories	1,709	2,489
Prepaid expenses and other assets	(145)	143
Accounts payable	(38,268)	(33,199)
Accrued liabilities	(4,407)	(3,329)
Other long term liabilities	1	—
Deferred rent and other	192	(77)
Net cash used in operating activities	(34,079)	(25,757)
Investing activities:
Purchases of property and equipment	(2,201)	(1,495)
Purchases of other investments	—	(2,000)
Payments for note receivable	—	(2,000)
Net cash used in investing activities	(2,201)	(5,495)
Financing activities:
Repurchase of common stock	(3,881)	(8,426)
Proceeds from stock option exercises	477	4,035
Excess tax benefit from exercise of stock options	39	8
Principal payments under long-term financing obligation	(30)	(30)
Net cash used in financing activities	(3,395)	(4,413)

Effect of exchange rate changes on cash and cash equivalents	(28)	(26)

Net decrease in cash and cash equivalents	(39,703)	(35,691)

Cash and cash equivalents, beginning of period	87,017	89,391
Cash and cash equivalents, end of period	$47,314	$53,700

	Year to date ended
	June 30, 2013	July 1, 2012
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,970	$1,205
Non-cash investing and financing activities:
Unsettled repurchases of common stock	$—	$1,539